Exhibit 99.1

LandBridge Announces Pricing of Upsized $125,000,000 Offering of Additional 6.250% Senior Notes due 2030

September 22, 2026

HOUSTON—(BUSINESS WIRE)—LandBridge Company LLC (NYSE: LB; NYSE Texas: LB) (“LandBridge”) announced today that DBR Land Holdings LLC (the “Issuer”), a subsidiary of LandBridge, has priced its offering (the “Offering”) of $125 million in aggregate principal amount of 6.250% senior notes due 2030 at 99.375% of par (the “New Notes”). The Offering was upsized from the previously announced offering size of $100 million. The Offering is expected to close on October 1, 2026, subject to customary closing conditions.

The New Notes are being offered as additional notes under the indenture, dated as of November 25, 2025 (the “Indenture”), pursuant to which the Issuer previously issued $500 million in aggregate principal amount of 6.250% senior notes due 2030 (the “Existing Notes”). The New Notes will have identical terms as the Existing Notes, other than the issue date and issue price, and will be treated as part of the same series as the Existing Notes for all purposes under the Indenture.

LandBridge intends to use the net proceeds from the Offering to repay a portion of outstanding borrowings under its revolving credit facility.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to persons outside the United States only pursuant to Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the New Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About LandBridge

LandBridge owns or manages more than 350,000 surface acres across Texas and New Mexico, located primarily in the heart of the Delaware sub-region in the Permian Basin, the most active region for oil and gas exploration and development in the United States. LandBridge actively manages its land and resources to support and encourage energy and infrastructure development and other land uses, including digital infrastructure. LandBridge was formed by Five Point Infrastructure LLC, a private equity firm with a track record of investing in and developing energy, environmental water management and sustainable infrastructure companies within the Permian Basin.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements, as well as assumptions made by, and information currently available to, LandBridge, and therefore involve risks and uncertainties that are difficult to predict, including risks and uncertainties associated with market conditions as they relate to the Offering and the ability to successfully close the Offering. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, LandBridge does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for LandBridge to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in LandBridge’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other reports filed by LandBridge with the U.S. Securities and Exchange Commission. These risk factors could cause LandBridge’s actual results to differ materially from those contained in any forward-looking statement.

Contacts

Scott McNeely

Chief Financial Officer

LandBridge Company LLC

Contact@LandBridgeco.com

Mae Herrington

Director, Investor Relations

LandBridge Company LLC

ir@LandBridgeco.com

Media

Daniel Yunger / Nathaniel Shahan

Kekst CNC

daniel.yunger@kekstcnc.com / nathaniel.shahan@kekstcnc.com